                                                                    Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

January 26, 2011

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Vantage Health
Los Angeles, California

To Whom It May Concern:

Silberstein  Ungar,  PLLC hereby consents to the use in the Form S-1/A Amendment
No. 4, Registration Statement under the Securities Act of 1933, filed by Vantage
Health  of our  report  dated  January  25,  2011,  relating  to  the  financial statements of Vantage  Health,  a Nevada  Corporation,  as of and for the period ending June 30, 2010,  and the  reference  to us under the caption  "Interest of
Named Experts and Counsel".

Sincerely,

/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC